Table of Contents

Exhibit 8.1

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1 Atlântica Capitalização S.A.	São Paulo – Brazil	Atlântica Capitalização
2 Banco Alvorada S.A	Salvador - BA – Brazil	Banco Alvorada
3 Banco Bradesco BBI S.A.	Osasco - SP - Brazil	Bradesco BBI
4 Banco Boavista Interatlântico S.A.	Osasco – SP - Brazil	Boavista
5 Banco Bradesco Argentina S.A.	Buenos Aires – Argentina	Bradesco Argentina
6 Banco Bradesco Luxembourg S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
Luxembourg
7 Banco Bradesco Financiamentos S.A.	Osasco – SP - Brazil	Bradesco Financiamentos
8 Bradesco Argentina de Seguros S.A	Buenos Aires – Argentina	Bradesco Argentina de Seguros
9 Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
10 Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
11 Bradesco Administradora de Consórcios Ltda.	Osasco – SP - Brazil	Bradesco Consórcios
12 Bradesco Leasing S.A. - Arrendamento Mercantil	Osasco – SP - Brazil	Bradesco Leasing
13 Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
14 Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
15 Bradesco Securities, Inc.	New York – USA	Bradesco Securities
16 Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
17 Bradesco Vida e Previdência S.A.	Osasco – SP - Brazil	Bradesco Previdência
18 Bradescor Corretora de Seguros Ltda.	Osasco – SP - Brazil	Bradescor
19 BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
20 Cia. Securitizadora de Créditos Financeiros Rubi	Osasco – SP - Brazil	Rubi
21 Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
22 Scopus Tecnologia Ltda.	São Paulo – Brazil	Scopus Tecnologia
23 União Participações Ltda.	Osasco – SP - Brazil	União
24 Banco Bankpar S.A.	Osasco - SP – Brazil	Banco Bankpar
25 Bradesplan Participações Ltda..	Osasco - SP – Brazil	Bradesplan
26 Banco Bradesco Cartões S.A.	Osasco - SP – Brazil	Bradesco Cartões
27 Tempo Serviços Ltda.	Uberlândia – MG – Brazil	Tempo Serviços
28 Alvorada Cartões, Crédito, Financiamento e Investimento S.A.	Osasco - SP – Brazil	Alvorada Cartões
29 Bradesco SegPrev Investimentos Ltda.	Osasco - SP – Brazil	Bradesco SegPrev